Exhibit 99.2

FirstQuarter2017 EarningsReport

Forward-Looking Statements This presentation forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; our dependence on the multifamily and commercial real estate sectors for future originations of commercial mortgage loans and other commercial real estate related loans; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant source of financing for, and revenue related to, our mortgage banking business; any required additional capital and liquidity to support business growth that may not be available on acceptable terms, if at all; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT and the Investment Funds if its services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our recent growth; our ability to effectively identify, manage, monitor and mitigate financial risks; our initiation of new business activities or expansion of existing business activities; our ability to detect misconduct and fraud; and our ability to mitigate cybersecurity risks and cyber incidents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only. 2

First Quarter Highlights  Pretax income was $62.0 million; diluted earnings per share of common stock were $0.47 – Results reflect lower production earnings driven by a reduction in refinance volumes due to higher mortgage rates and a seasonal slowdown in purchase-money volume – Book value per share increased to $16.01 from $15.49 at December 31, 2016 and $12.59 at March 31, 2016 Production segment pretax income was $47.5 million, down 49% from 4Q16, driven by lower volumes and margins in the correspondent and consumer direct channels, and down 31% from 1Q16 – Total production volume was $14.9 billion in unpaid principal balance (UPB), down 32% from 4Q16 and up 37% from 1Q16 – Total locks were $16.3 billion in UPB, down 24% from 4Q16 and up 29% from 1Q16 – Focus on long-term growth initiatives while also exercising near-term expense discipline Servicing segment pretax income was $13.4 million, down 62% from 4Q16 and up from a pretax loss of $39.5 million in 1Q16 – $12.7 million increase in mortgage servicing rights (MSRs) value and a $2.8 million gain due to the change in fair value of the excess servicing spread (ESS) liability were more than offset by a $22.2 million loss on hedges – Pretax income excluding valuation-related changes was $22.3 million, down 9% from 4Q16 and up 36% from 1Q16 – Servicing portfolio grew to $202.9 billion in UPB, up 4% from December 31, 2016 and up 23% from March 31, 2016    3

First Quarter Highlights (continued)  Investment Management pretax income was $1.1 million, up 167% from 4Q16 and down 3% from 1Q16 – Net assets under management were $1.6 billion, up modestly compared with $1.5 billion at December 31, 2016 and down 4% compared with $1.6 billion at March 31, 2016 Issued $400 million in aggregate principal amount of 3-year term notes secured by Ginnie Mae MSRs and ESS(1) – Term notes were purchased by a diverse group of institutional investors, demonstrating robust investor appetite for financing Ginnie Mae MSRs that are serviced by a counterparty with strong financial and operational performance – Complements the Variable Funding Note (VFN) issued and financed under a repurchase agreement last December  Notable activity after quarter end:  Acquired a bulk portfolio of Ginnie Mae MSRs with UPB of approximately $4.3 billion (1) Further described in PFSI’s Current Report on Form 8-K filed on February 23, 2017 4

Current Market Environment

- After rising sharply in the fourth quarter of 2016, mortgage rates declined modestly during the first quarter, with the average 30-year fixed rate down from 4.32% at December 29th, 2016, to 4.14% at March 30th, 2017[1]
  - After quarter end, mortgage rates declined further to 4.03% as of April 27th
- Prepayment speeds (CPRs) for Agency MBS slowed significantly in 1Q17 versus 2016 levels[2]
  - CPRs on 30-year Fannie Mae and Freddie Mac MBS averaged 11.8% and 10.8%, respectively, compared to an average of 17.6% and 16.4% during 2016
  - CPRs on Ginnie II MBS averaged 15.7%, compared to an average of 21.6% during 2016
- Home sales slowed in 1Q17 due to typical seasonal factors, but remain at multi-year high levels
  - Modest interest rate decline aiding affordability, although limited inventory remains a challenge
  - Broad-based increase in pending home sales suggests strong spring/summer home buying activity
- The impact of any changes in regulations and policy resulting from the new administration remains uncertain

Average 30-year fixed rate mortgage[1]


5.0%
4.5%
4.0%
3.5%
3.0%
4.32%
4.14%
Jan-13
Apr-13
Jul-13
Oct-13
Jan-14
Apr-14
Jul-14
Oct-14
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
Apr-16
Jul-16
Oct-16
Jan-17
Apr-17

Agency MBS CPRs[2]


30%
25%
20%
15%
10%
5%
0%
19.6%
14.0%
11.4%
16.6%
12.4%
11.2%
Apr-16
May-16
Jun-16
Jul-16
Aug-16
Sep-16
Oct-16
Nov-16
Dec-16
Jan-17
Feb-17
Mar-17
FNMA30
FHLMC30
GNMAII30

(1) Freddie Mac Primary Mortgage Market Survey. 4.03% as of 4/27/2017
(2) Bloomberg

PennyMac Financial Services, Inc.

5

Outlook for the Mortgage Origination Market Mortgage Originations(1) Recent Peak (June 2013) = 4.6% 4.7%  The 2017 origination market is expected to decrease 21% from the prior year, driven by a reduction in refinances  Market forecasts of $1.5 to $1.6 trillion assume modestly rising rates; potential upside if rates remain at current levels While forecasts generally call for mortgage rate increases, rates are expected to remain low relative to historic levels  (1) Origination estimates represent the average of forecasts from Fannie Mae (as of 4/10/17), Freddie Mac (as of 4/3/17) and the Mortgage Bankers Association (as of 4/18/17) (2) Forecasts from Fannie Mae (as of 4/10/17), Freddie Mac (as of 4/3/17) and the Mortgage Bankers Association (as of 4/18/17) 6 Estimates for Total U.S. Single Family Purchase Refinance $1,986 ($ in billions) 2016 Estimate 2017 Forecast $949 $1,572 -50% +5% $479 $1,092 $1,036 30-Year Fixed-Rate Mortgage Forecast(2) Fannie MaeFreddie MacMBA 20-yr Average = 5.7% 4.7% 4.2% 4.2%4.3% 4.2% 1Q172Q173Q174Q171Q18

GMSR Issuer Trust(1) Government MSR Financing – PNMAC  In December 2016, we formed the PNMAC GMSR Issuer Trust, putting in place a structure that significantly increases the amount of Ginnie Mae MSR financing available to PFSI through two components: – Variable Funding Note (VFN) – issued and financed under a repo agreement of $407 million, which replaced bank financing of the same amount – Secured Term Notes sold to institutional investors In February, successfully issued $400 million of 3-year secured term notes from the trust at 1-mo. LIBOR plus 4.75% Benefits include: Financing Versus Ginnie Mae MSR ($ in millions) $1,582  $807 52%(2) Incremental MSR financing )  Term financing that better aligns with the expected life of the MSR asset Ability to access additional financing as the MSR asset grows Further diversifies financing to include institutional investors – PNMAC GMSR Issuer Trust Ginnie Mae MSR Asset at 3/31/17 – – (1) Further described in PFSI’s Current Report on Form 8-K filed on December 21, 2016 (2) Effective advance rate at 3/31/17 7 Term Notes $400 26%(2 VFN Financed by bank $407

Hedging Approach Continues to Moderate the Volatility of PFSI's Results



MSR Valuation Changes and Offsets
($ in millions)
MSR value change
Change in value of hedges and ESS liability
Production pretax income
($128.9)
$78.2
$68.4
1Q16
$151.6
($133.4)
$93.4
4Q16
$12.7
($19.4)
$47.5
1Q17

- PFSI seeks to moderate the impact of interest rate changes through a comprehensive hedge strategy that also considers production-related income
- MSR fair value increased due to lower expected future prepayment activity and improved delinquency profile
- Fair value changes in the ESS liability resulted in gains
- Gains due to MSRs and ESS more than offset by loss on hedges
  - Significant volatility during the first quarter drove increased hedge costs and inconsistent movements of the swaps, Treasury and mortgage markets led to mismatches between asset and hedge performance

PennyMac Financial Services, Inc.

8

Servicing Profitability Excluding Valuation-Related Changes

	1Q16			4Q16			1Q17		
	$		basis points[1]	$ in millions		basis points[1]	$ in millions		basis points[1]
Operating revenue	$	115.8	28.5	$	133.7	28.4	$	134.9	27.2
Amortization and realization of MSR cash flows		(46.7)	(11.5)		(50.2)	(10.7)		(48.5)	(9.8)
EBO-related revenue[2]		16.2	4.0		24.8	5.3		28.1	5.7
Servicing expenses:									
Operating expenses		(44.2)	(10.9)		(53.1)	(11.3)		(57.7)	(11.6)
Credit losses and provisions for defaulted loans		(9.8)	(2.4)		(12.3)	(2.6)		(12.4)	(2.5)
EBO transaction-related expense		(3.3)	(0.8)		(6.3)	(1.3)		(8.1)	(1.6)
Financing expenses:									
Interest on ESS		(7.0)	(1.7)		(5.0)	(1.1)		(4.6)	(0.9)
Interest to third parties		(4.7)	(1.1)		(7.0)	(1.5)		(9.5)	(1.9)
Pretax income excluding valuation-related changes	**$**	**16.4**	**4.0**	**$**	**24.6**	**5.2**	**$**	**22.3**	**4.5**
Valuation-related changes[3]									
MSR fair value[4]		(128.9)			151.6			12.7	
ESS liability fair value		19.4			(17.1)			2.8	
Hedging derivatives gains (losses)		58.7			(116.3)			(22.2)	
Provision for credit losses on active loans[5]	$	(5.1)		$	(7.8)		$	(2.2)	
Servicing segment pretax income (loss)	**$**	**(39.5)**		**$**	**35.1**		**$**	**13.4**	

- Pretax income excluding valuation-related changes decreased 8% from 4Q16, primarily driven by increased operating and EBO transaction-related expenses, partially offset by higher EBO-related revenue
  - Higher EBO transaction-related expenses resulted from a nearly 100% increase in EBO transaction volumes versus 4Q16, which is expected to result in greater EBO-related revenue opportunities in future periods
  - Interest paid to third parties increased as a result of the term note issuance, which generated proceeds to support revenue growth opportunities, including MSR acquisitions and greater EBO activity

(1) Of average portfolio UPB, annualized
(2) Comprised of net gains on mortgage loans held for sale at fair value and net interest income related to EBO loans
(3) Changes in fair value do not include realization of MSR cash flows, which are included with Amortization and realization of MSR cash flows above
(4) Includes fair value changes and provision for impairment
(5) Considered in the assessment of MSR fair value changes

PennyMac Financial Services, Inc.

9

Trends in PennyMac Financial’s Businesses Correspondent Production(1) Loan Servicing(1) Market Share Market Share 12% 10% 8% 1.95% 2.0% 1.89% 10.76% 1.6% 1.2% 6% 4% 2% 0% 0.8% 0.4% 0.0% 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17E 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17E Consumer Direct Production(1) Investment Management Market Share AUM (billions) 0.80% $2.5 $2.0 0.60% $1.62 $1.55 $1.56 $1.5 0.38% 0.40% $1.0 0.20% $0.5 0.00% $0.0 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17E 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17E (1) Source: Inside Mortgage Finance and company estimates. Inside Mortgage Finance estimates total 1Q17 origination market of $385 billion. Correspondent production share estimate is based on PFSI and PMT acquisition volume of $13.9 billion divided by $123 billion for the correspondent market (estimated to be 32% of total origination market). Consumer direct production share is based on PFSI originations of $1.03 billion divided by $223 billion for the retail market (estimated to be 58% of total origination market). Loan servicing market share is based on PFSI’s servicing UPB of $202.9 billion divided by an estimated $10.4 trillion in mortgage debt outstanding as of March 31, 2017. 10 $1.95 0.60% 0.55% 0.46% 1.64% 1.17% 11.29% 7.94% 6.30%

Production Segment Highlights – Correspondent Channel  Correspondent acquisitions by PMT in 1Q17 totaled $13.9 billion, down 31% Q/Q and up 44% Y/Y – 67% government loans; 33% conventional loans – 42% Y/Y growth in conventional conforming acquisitions – Total lock volume of $14.5 billion, down 25% Q/Q and up 39% Y/Y Decline in acquisition volumes resulted from an overall reduction in refinance activity due to higher mortgage rates in addition to a seasonally slower purchase market April correspondent acquisitions totaled $4.4 billion; locks totaled $4.8 billion – Refinance volumes improved due to the recent decline in mortgage rates – Purchase-money activity improving with start of the spring / summer home buying season Strong growth in seller relationships, which totaled 557 at quarter end – Volume from smaller sellers, who utilize more of our platform’s risk management services, grew to 23% of 1Q17 volume from 17% a year ago Correspondent Volume and Mix (UPB in billions) $24 $20 $16 $12  $8 $4 $0 1Q16 ■ Government loans(1) 4Q16 ■ Conventional loans for PMT(2) 1Q17 ■ Total Locks(3)    (1) For government-insured and guaranteed loans, PFSI earns income from holding and selling or securitizing the loans (2) For conventional loans, PFSI earns a fulfillment fee from PMT rather than income from holding and selling or securitizing the loans (3) Includes locks related to PMT loan acquisitions, including conventional loans for which PFSI earns a fulfillment fee upon loan funding 11 WA FICO 4Q161Q17 Government-insured 697 696 Conventional 754 752 Selected Operational Metrics 4Q161Q17 Correspondent seller relationships 522 557 Purchase money loans, as a % of total 62% 73% acquisitions $19.2 $10.4 $7.5 $14.5 $4.6 $12.5 $9.3 $3.3 $6.4

Production Segment Highlights – Consumer Direct Channel

- Consumer direct production volume of $1.0 billion in 1Q17, down 49% Q/Q and down 14% Y/Y
- Committed pipeline totaled $705 million at the end of the first quarter
- April consumer direct originations totaled $324 million; locks totaled $713 million
  - $780 million committed pipeline at April 28, 2017[(1)]
  - April locks and pipeline growth reflect improving market conditions
- Implemented new technologies and workflow routines to improve lead generation capabilities and loan application turn-times
- Non-portfolio sourcing strategies gaining traction
  - Increased number of affinity relationships expected to drive non-portfolio volume to more than 10% of consumer direct production by the second half of 2017
- Opened new processing center in St. Louis

Consumer Direct Production Volume



(UPB in billions)
$2.1
$1.4
$0.7
$0.0
$1.2
$2.0
$1.0
$0.9
$0.8
$0.7
1Q16
4Q16
1Q17
Portfolio-sourced fundings
Non-portfolio fundings
Committed pipeline(1)

WA FICO	4Q16	1Q17
Government-insured	696	687
Conventional	742	737

(1) Commitments to originate mortgage loans at specified terms at period end

PennyMac Financial Services, Inc.

12

Servicing Segment Highlights

- Servicing portfolio totaled $202.9 billion in UPB at the end of the first quarter, up 4% from 4Q16 and up 23% from 1Q16
- Prepayment activity slowed considerably in 1Q17
  - CPRs of PFSI's owned portfolio slowed to 12.7% from 20.7% in the prior quarter
- After quarter end, acquired $4.3 billion in UPB of Ginnie Mae MSRs in a bulk portfolio
  - Utilized proceeds from new Ginnie Mae MSR financing

Loan Servicing Portfolio Composition

(UPB in billions)



$250
$200
$150
$100
$50
$0
$164.9
$194.2
$202.9
1Q16
4Q16
1Q17
Prime owned
Prime subserviced
Special

Selected Operational Metrics	4Q16	1Q17
Loans serviced (in thousands)	995	1,031
60+ day delinquency rate	3.1%	2.7%
Actual CPR - owned portfolio	20.7%	12.7%
Actual CPR - sub-serviced[1]	16.6%	8.0%
Completed modifications	1,888	1,775
EBO transactions (UPB in millions)[2]	$360	$690
Electronic payments (% of portfolio)	83%	83%
Customers registered for the website[3]	70%	74%

Net Portfolio Growth

(UPB in billions)



$194.2
($6.2)
$14.9
$202.9
At 12/31/16
Runoff
Additions from loan production(4)
At 3/31/17

(1) For PMT's MSR portfolio only
(2) Early buyouts of delinquent loans from Ginnie Mae pools during the period
(3) Percent of serviced and subserviced loans that have registered on PennyMacUSA.com
(4) Includes consumer direct production, government correspondent acquisitions, and conventional conforming and jumbo loan acquisitions subserviced for PMT

PennyMac Financial Services, Inc.
13

Investment Management Segment Highlights  Net assets under management were $1.6 billion compared with $1.5 billion at December 31, 2016 – PMT equity increase due to preferred issuance largely offset by Investment Fund distributions to investors Investment Management Revenues ($ in millions) $9  PMT issued 4.6 million shares of its 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Shares – Gross proceeds of $115 million, before deducting underwriting discounts, commissions and other estimated offering expenses $6 $3 $0 1Q16 4Q16 1Q17 – Net proceeds are being used to fund PMT’s business and investment activities, for the repayment of indebtedness, and PMT common share repurchases PMT continued to successfully transition capital toward newer investment opportunities such as MSRs and credit risk transfer on its correspondent production – Equity allocated to distressed mortgage loans is 33% versus 65% two years ago Carried interest & incentive fees Base management fees & other revenue  Investment management revenues were $5.4 million, down 6% compared with 4Q16 and 16% compared with 1Q16  14 $6.4 $5.7$5.4

Financial Results by Operating Segment Unaudited ($ in millions) Investment Management Non-Segment AAcctitviivtiteiess(1) Total Pretax Income Production Servicing 1Q16 $ 68.4 $ (39.5) $ 1.1 $ 0.0 $ 30.1 2Q16 $ 104.5 $ (20.9) $ 0.7 $ - $ 84.3 3Q16 $ 149.8 $ (10.7) $ 0.2 $ - $ 139.3 (1) 0.6 4Q16 $ 93.4 $ 35.1 $ 0.4 $ $ 129.4 1Q17 $ 47.5 $ 13.4 $ 1.1 $ - $ 62.0 Note: Figures may not sum exactly due to rounding (1)Represents repricing of payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement 15

Mortgage Banking – Production Segment Results  Production revenues for PFSI’s own account (net gains on mortgage loans held for sale at fair value, loan origination fees, net interest income and other) decreased 37% Q/Q – Driven by decline in government correspondent and consumer direct lock volumes and lower margins Gross margins (revenue per lock) decreased Q/Q, especially in the consumer direct channel Production Segment QQuuarterr enddeedd DSecpetemmbeerr 3310, 20156 QQuuaarrtter eendedd MJaurnceh 3301, ,22001157 Unaudited ($ in thousands) Net gains on m ortgage loans held for s ale at fair value $ 103,413 $ 62,837 Fulfillm ent fees from PennyMac Mortgage Inves tm ent Trus t 27,164 16,570 Other 508 945 Expenses 81,675 62,536  – In recent quarters, consumer direct revenue per lock has ranged from 218 bps to 323 bps Correspondent revenue per lock has ranged from 52 bps to 68 bps Production Segment Metrics QQuuaarrtter eendedd DSecpteemmbeerr 3310, 20156 QQuuarterr endeedd MJaurnceh 3301, ,22001157 – Unaudited ($ in thousands) Revenue per cons um er direct lock(1) 292 bps 218 bps  Fulfillment fee revenue decreased 39% Q/Q, due to lower conventional loan acquisitions by PMT – Weighted average fulfillment fee rate was 36 basis points, unchanged from 4Q16 (1) Includes net gains on mortgage loans held for sale, loan origination fees and net interest income; adjusted for expected fallout of consumer direct lock commitments, which was 45% in 1Q17 (2) Includes net gains on mortgage loans held for sale, loan origination fees and net interest income for government-insured correspondent loans; adjusted for expected fallout of government-insured correspondent lock commitments, which was 3% in 1Q17 16 Revenue per corres pondent lock(2) 61 bps53 bps Production revenues excl. fulfillm ent fees$147,881$93,470 As bas is points of IRLCs101 bps84 bps Pretax income$93,370$47,504 175,045110,040 Net interes t incom e4,3884,114 Loan origination fees39,57225,574 Revenue

Mortgage Banking – Servicing Segment Results[1]

Servicing Segment
Unaudited ($ in thousands)

	Quarter ended December 31, 2016	Quarter ended March 31, 2017
Revenue		
Net loan servicing fees	$ 95,528	$ 74,163
Net interest expense	(12,277)	(9,718)
Net gains on mortgage loans held for sale at fair value	24,519	24,119
Other	198	471
	107,968	89,035
Expenses	72,897	75,619
Pretax (loss) income	$ 35,071	$ 13,416

Net Loan Servicing Fees
Unaudited ($ in thousands)

	Quarter ended December 31, 2016	Quarter ended March 31, 2017
Net loan servicing fees:		
Loan servicing fees[2]	$ 127,483	$ 129,315
Effect of MSRs:		
Amortization and realization of cash flows[3]	(50,204)	(48,460)
Change in fair value and provision for/recovery of impairment of MSRs carried at lower of amortized cost or fair value	151,599	12,701
Change in fair value of excess servicing spread financing	(17,061)	2,773
Hedging (losses)	(116,289)	(22,166)
Total amortization, impairment and change in fair value of MSRs	(31,955)	(55,152)
Net loan servicing fees	$ 95,528	$ 74,163

- Servicing segment revenue decreased 18% Q/Q driven by a $21.4 million decrease in net loan servicing fees
  - MSR valuation gains net of hedge and ESS liability fair value changes were a $6.7 million loss versus an $18.2 million gain in 4Q16
  - Net gains on EBO mortgage loans of $24.1 million consistent with earnings contribution in 4Q16
  - Net interest expense reduced by approximately $4 million of interest income due to EBO loans
- Servicing segment expenses increased 4% Q/Q, in line with portfolio growth
  - Driven by increased allocation of compensation expense to the segment and higher technology expense

(1) See servicing segment profitability analysis on page 9
(2) Includes contractually-specified servicing fees
(3) Includes realization of cash flows from mortgage servicing liabilities.

PennyMac Financial Services, Inc.

17

Mortgage Servicing Rights (MSR) Asset Valuation

March 31, 2017 *Unaudited ($ in millions)*	Lower of amortized cost or fair value	Fair value not subject to excess servicing spread liability	Fair value subject to excess servicing spread liability	Total
UPB	$93,210	$11,688	$30,451	$135,349
Weighted average coupon	3.70%	3.90%	4.18%	3.83%
Prepayment speed assumption (CPR)	8.5%	9.8%	10.4%	9.1%
Weighted average servicing fee rate	0.31%	0.26%	0.34%	0.31%
Fair value of MSR	$1,227.1	$119.3	$387.6	$1,734.0
As a multiple of servicing fee	4.31	3.91	3.72	4.14
Carrying value of MSR	$1,218.1	$119.3	$387.6	$1,725.1
Related excess servicing spread liability	-	-	$277.5	-
Fair value in excess of carrying value	**$8.9**			

- PFSI carries most of its originated MSRs at the lower of amortized cost or fair value ("LOCOM")
  - MSRs where the note rate on the underlying loan is less than or equal to 4.5%
- Purchased MSRs are carried at fair value; a portion is subject to ESS liability
- The fair value of MSRs carried at LOCOM was $8.9 million in excess of the carrying value at March 31, 2017

Note: Figures may not sum exactly due to rounding

PennyMac Financial Services, Inc.
18

Investment Management Segment Results  Segment revenue decreased 6% Q/Q to $5.4 million Quarter ended Unaudited – ($ in thousands) Quarter ended DeDceecm.b3er1, 2016 Quarter ended March 31, 2017 – Carried interest loss of $128,000 due to underperformance of the Investment Funds Revenue Managem ent fees : From Inves tm ent Funds 502 366  Segment expenses declined 19% Q/Q, due to a refinement in the methodology for allocating expenses across segments Carried Interes t from Inves tm ent Funds 36 (128) 5,721 5,398 Pretax income $ 416 $ 1,112 19 Expenses5,3054,286 Other102152 5,5835,374 From PennyMac Mortgage Inves tm ent Trus t$5,081$5,008

Appendix

Overview of PennyMac Financial’s Businesses Loan Production Loan Servicing Investment Management • Servicing for owned MSRs and subservicing for Advised Entities Major loan servicer for Fannie Mae, Freddie Mac and Ginnie Mae Industry-leading capabilities in special servicing Organic growth results from loan production, supplemented by MSR acquisitions and PMT investment activity • Serve as external manager for investment vehicles focused on investing in mortgage-related assets: • Correspondent aggregation of newly originated loans from third-party sellers – PFSI earns gains on government-insured loans – Fulfillment fees for PMT’s conventional loans Consumer direct origination of conventional and government-insured loans Small balance multifamily origination business • – – – – – – Distressed whole loans MSRs and ESS GSE credit risk transfers Investments in prime non-Agency MBS and ABS Multifamily loans and securitization interests • • • • • Synergistic partnership with PMT • Complex and highly regulated mortgage industry requires effective governance, compliance and operating systems PFSI’s platform has been developed organically and is highly scalable Commitment to strong corporate governance, compliance and risk management since inception PFSI is well positioned for continued growth in this market and regulatory environment • • • 21

PFSI Has Developed in a Sustainable Manner for Long-Term Growth

- Disciplined growth to address the demands of the GSEs, Agencies, regulators and our financing partners
  - Since inception, PennyMac has focused on building and testing processes and systems before adding significant transaction volumes
- Highly experienced management team has created a robust corporate governance system centered on compliance, risk management and quality control

2008
- Operations launched
- De novo build of legacy-free mortgage servicer

2009
- Correspondent group established with a focus on operations development and process design

2010
- Added servicing leadership for prime portfolio and to drive scalable growth
- Correspondent system launches

2011
- Expanded infrastructure with flagship operations facility in Moorpark, CA
- Correspondent leadership team expands

2012
- Expanded infrastructure in Tampa, FL
- Became largest non-bank correspondent aggregator

2013
- PFSI completed initial public offering
- Expanded infrastructure in Fort Worth, TX

2014
- Continued organic growth
- Servicing UPB reaches $100 bn

2015
- Stockholders' equity surpasses $1 bn

2016
- Substantial growth in consumer direct capacity

2017
- Issued MSR-backed term notes

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Employees at year end	72	128	230	435	1,008	1,373	1,816	2,523	3,099	2,918[1]

PennyMac Financial Services, Inc.

[1] As of March 31, 2017

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PennyMac Financial Is in a Unique Position Among Mortgage Specialists Distinctive expertise and full range of capabilities across mortgage banking and investment management  Loan production, e.g., loan fulfillment systems and operations, correspondent counterparty review and management  Credit, e.g., loan program development, underwriting and quality control  Capital markets, e.g., pooling and securitization, hedging/interest rate risk management  Servicing, e.g., customer service, default management, investor accounting  Corporate functions, e.g., enterprise risk management, internal audit, treasury, finance and accounting, legal, IT infrastructure and development Industry-leading platform built organically – not through acquisitions • • • Not distracted by legacy/regulatory issues Disciplined, sustainable growth for more than 9 years Focused on building and testing processes and systems before large transaction volumes Strong governance and compliance culture • Led by distinguished board which includes seven independent Directors Robust management governance structure with 10 committees that oversee key risks and controls External oversight by regulators, business partners and other third parties • • Desired structure in place to compete effectively as a non-bank •Synergistic partnership with PMT, a leading residential mortgage REIT and long-term investment vehicle •Provides access to efficient capital and reduces balance sheet constraints on growth • Over 2,900 employees • Highly experienced management team – 50 senior-most executives have, on average, 25 years of relevant industry experience 23

Opportunity in MSR Acquisitions

Why Are MSR Sales Occurring?

- Large servicers may sell MSRs due to continuing operational pressures, higher regulatory capital requirements for banks (treatment under Basel III) and a re-focus on core customers/businesses
- Independent mortgage banks sell MSRs from time to time due to a need for capital

How Do MSRs Come to Market?

- Intermittent large bulk portfolio sales ($10+ billion in UPB)
  - Require considerable coordination with selling institutions and Agencies
- Mini-bulk sales (typically $500 million to $5 billion in UPB)
- Flow/co-issue MSR transactions (monthly commitments, typically $20-$100 million in UPB)
  - Alternative delivery method typically from larger independent originators

Which MSR Transactions Are Attractive?

- GSE and Ginnie Mae servicing in which PFSI has distinctive expertise
- MSRs sold and operational servicing transferred to PFSI (not subserviced by a third party)
- Measurable rep and warranty liability for PFSI

PFSI is uniquely positioned to be a successful acquirer of MSRs

- Proven track record of complex MSR and distressed loan transfers
- Operational platform that addresses the demands of the Agencies, regulators and financing partners
- Physical capacity in place to sustain servicing portfolio growth plans
- Potential co-investment opportunity for PMT in the ESS

PennyMac® Financial Services, Inc.

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PFSI's Mortgage Servicing Rights Investments in Partnership with PMT

- PMT has co-invested in Agency MSRs acquired from third-party sellers by PFSI; presently only related to certain Ginnie Mae MSRs
- PMT acquires the right to receive the ESS cash flows over the life of the underlying loans
- PFSI owns the MSRs and services the loans


Acquired by PFSI from Third-Party Seller(1)
MSR Asset (e.g., 25bp servicing fee)
Acquired by PMT from PFSI(1)
Excess Servicing Spread (e.g., 12.5bp)
Base MSR (e.g., 12.5bp)

Example transaction: actual transaction details may vary materially

<u>Excess Servicing Spread</u>[(2)]

- Interest income from a portion of the contractual servicing fee
  - Realized yield dependent on prepayment speeds and recapture

<u>Base MSR</u>

- Income from a portion of the contractual servicing fee
- Also entitled to ancillary income
- Bears expenses of performing loan servicing activities
- Required to advance certain payments largely for delinquent loans

PennyMac Financial Services, Inc.

(1) The contractual servicer and MSR owner is PennyMac Loan Services, LLC, an indirect controlled subsidiary of PennyMac Financial Services, Inc.

(2) Subject and subordinate to Agency rights (under the related servicer or issuer guide) and, as applicable, to PFSI's pledge of MSRs under a note payable; does not change the contractual servicing fee paid by the Agency to the servicer.

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Acquisitions, Originations, and Locks by Product Unaudited ($ in millions) Correspondent Acquisitions Conventional Government Jumbo Total Correspondent Locks Conventional Government Jumbo Total Consumer Direct Originations Conventional Government Jumbo Total Consumer Direct Locks Conventional Government Jumbo Total 1Q16 2Q16 2323Q16 4Q16 1Q17 $ 3,253 6,423 7 $ 5,171 9,433 3 $ 7,263 11,657 1 $ 7,492 12,544 - $ 4,632 9,280 - $ 9,683 $ 14,607 $ 18,920 $ 20,036 $ 13,912 $ 3,857 6,511 11 $ 5,957 10,023 7 $ 8,687 12,868 2 $ 6,925 12,289 - $ 5,184 9,292 - $ 10,379 $ 15,988 $ 21,558 $ 19,215 $ 14,476 $ 201 1,006 - $ 355 1,143 3 $ 380 1,297 - $ 492 1,548 - $ 305 730 - $ 1,207 $ 1,501 $ 1,677 $ 2,040 $ 1,035 $ 542 1,682 5 $ 842 2,054 5 $ 1,048 2,410 5 $ 698 1,662 1 $ 669 1,145 - $ 2,230 $ 2,901 $ 3,463 $ 2,362 $ 1,814 Total acquisitions/originations Total locks $ 10,890 $ 12,609 $ 16,109 $ 18,889 $ 20,597 $ 25,021 $ 22,076 $ 21,576 $ 14,947 $ 16,290 UPB of loans fulfilled for PMT $ 3,259 $ 5,174 $ 7,264 $ 7,492 $ 4,632 Note: Figures may not sum exactly due to rounding 26